                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated this 1st day of June, 1999, to be effective as of the first (1st) day of August, 1999 (the "Effective Date") is made and entered into by and between NCO FINANCIAL SYSTEMS, INC., a Pennsylvania corporation, with its principal offices at 515 Pennsylvania Avenue, Fort Washington, PA 19034 (the "Company") and ROBERT DISANTE, an individual, residing at _________________________ (the "Employee").

         1. Employment. The Employee has heretofore been employed and the Company hereby acknowledges its desire to continue to employ the Employee as Divisional Chief Executive Officer, International Operations (formally known as FCA International Ltd. ("FCA") collection business ("International Division")). The Employee hereby agrees to continue his employment with the Company in accordance with the terms and conditions of this Agreement.

         2. Duties of the Employee. During the Term (as hereinafter defined) the Employee shall devote his full business time to the operations of the Company and shall perform duties customarily incident to the positions held by him, including, but not limited to, supervising and overseeing the entire business operations of the Company and all other duties the Executive Officers of the Company or its parent company may from time to time assign to him. The Employee shall use his best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and any of its corporate subsidiaries or affiliated companies. The Employee's office of employment shall be in the Montreal area, subject to customary travel responsibilities.

         3. Term of Employment. The term of employment hereunder shall begin on the Effective Date and continue for a term of three (3) years, unless sooner terminated (the "Term"). The Company shall have the option, subject to the Employee's acceptance, to extend the Term for two (2) additional one (1) year periods as it may determine.

         4. Other Employment. The Employee shall not, during his employment by the Company, act in or otherwise perform any other work or accept employment with any other person or entity in violation of his duties and obligations under this Agreement.

         5. Compensation of the Employee. As full compensation for the services rendered by the Employee pursuant to this Agreement, the Company agrees to pay and the Employee shall be entitled to the compensation set forth on the attached Exhibit "A".

         6. Employee Benefits and Business Expenses.

            A. Benefits. The Employee shall participate in the Company's medical and dental insurance plan, executive life insurance plan and shall be otherwise entitled to participate in all benefits available to other similarly situated employees of the Company. The Employee shall be entitled to four (4) weeks paid vacation on a per annum basis during the Term and any extension thereof in accordance with policies of the Company for similarly situated employees. The Employee shall schedule such vacations in accordance with the reasonable needs of the Company. Unused vacation or personal/sick days hereunder in any year shall not be cumulative and may not be carried forward into each ensuing year. In addition, the Employee shall have the use of a car leased by the Company at a cost not to exceed $650.00 per month (exclusive of any value added taxes). The Company shall also reimburse the Employee for reasonable and necessary out of pocket automobile expenses incurred in performing his duties hereunder.


            B. Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses, including lodging, tolls, beeper, reasonable cell phone expenses related to business of the Company, meals, transportation for business purposes and client entertainment, membership in trade associations incurred by the Employee in connection with his performance of services hereunder during the Term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses. In addition, so long as the Employee is employed by the Company, the Company shall pay for the Employee's golf club membership (annual dues and expenses of approximately $5,000) and health club membership ($1,000 annually).

         7. Death or Total Disability of the Employee.

            A. Death. In the event of the death of the Employee during the Term or any extension thereof, this Agreement shall terminate effective as of the date of Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to the Employee's designated beneficiary or, if none, his estate, the portion, if any, of his compensation (which shall be his regular Base Salary) due for the period up to the Employee's date of death which remains unpaid.

            B. Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days' written notice thereof and, upon expiration of such ten (10) day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of his compensation due to the Employee (which shall be his regular Base Salary) for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the compensation, if any, that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

            The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Employee for a period of one hundred twenty (120) consecutive days, during the Term of this Agreement, unable or incompetent to carry out, on the basis set forth herein, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected jointly by the Company and the Employee, the cost of which examination shall be paid by the Company.

         8. Termination of Employment.

            (a) In addition to termination pursuant to paragraph 7, the Company, following prior written notice to the Employee, may discharge the Employee and thereby terminate his employment hereunder for cause as follows: (i) habitual intoxication; (ii) drug addiction; (iii) conviction of a felony; (iv) adjudication as an incompetent; (v) violation of any reasonable rule or regulation that may be established by the Company from time to time for the conduct of the Company's business, as set forth in the Company's employee handbook after thirty (30) days notice and opportunity to cure; (vi) misappropriation of

Company funds or fraudulent acts; or (vii) the Employee's breach of this Agreement in any material respect, after thirty (30) days written notice and opportunity to cure.

         In the event that the Company shall discharge the Employee pursuant to this paragraph 8, the Company shall not have any further obligations or liability under this Agreement, except that the Company shall pay to Employee the portion, if any, of the Employee's compensation (which shall be his regular Base Salary) due to the Employee for the period up to the date of termination which remains unpaid.

            (b) If termination by the Company during the Term or any extension thereof is without cause, if the Company does not renew this Agreement at the end of the Term or any renewal thereof or if the Employee resigns from his employment during the Term (but not to avoid a "for cause" termination), the Company shall, as severance, pay the Employee the net present value of Base Salary for a period of two (2) years plus any Bonus amount which may become payable to the Employee.

         9. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the Term of his employment and any extension thereof, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         10. Restrictions. In consideration of the Company's continued employment of the Employee in accordance herewith and for other good and valuable consideration, the Employee agrees to the following restrictions:

         A. Non-Competition. The Employee shall not, unless acting with the prior written consent of the Board of Directors, the Chief Executive Officer or President of the Company, directly or indirectly:

            (a) During the Term and any extension thereof, and for a period of three (3) years thereafter (the "Covenant Term"),

               (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the same or similar collection business as the Company or any other business engaged in by the Company or any of its subsidiaries if the Employee provided any material services for the same in all those geographic areas in which the Employee performed services for the Company; or

               (ii) use or permit his name to be used in connection with any business or enterprise engaged in the same collection business as the Company or any other business engaged in by the Company or any of its subsidiaries if the Employee provided any material services for the same in all those geographic areas in which the Employee performed services for the Company; and

         B. Non-Interference. The Employee agrees that during the Term and any extension thereof, during the Covenant Term and for a period of two (2) years after the Covenant Term, the Employee shall not, unless acting with the prior written consent of the Board of Directors, the Chief Executive Officer or the President of the Company, directly or indirectly:

            (1) solicit business from or for, any person, company or other entity which at any time during the Employee's employment by the Company was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company or any other business engaged in by any of the Company's subsidiaries if the Employee provided any services for the same;

            (2) solicit for employment or hire any of the employees of the Company; or

            (3) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph.

         For good and valuable consideration previously delivered to the Employee as well as the increase in the Employee's Base Salary (as shown on Exhibit "A") the Employee has agreed and does agree to the restrictions set forth in paragraph 8 and this paragraph 9 and any other covenant or restriction contained in this Agreement. In the event that any provision of the foregoing restrictions should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted to applicable law.

         11. Equitable Relief; Survival.

            (a) The Employee acknowledges that the restrictions contained in paragraphs 9 and 10 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of such paragraphs will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 15 hereof.

            (b) Survival of Covenants. The provisions of paragraphs 9, 10 and 12 shall survive the termination of this Agreement other than as a result of a material breach by the Company which breach shall not be cured by the Company within thirty (30) days after written notice of such breach from the Employee or the termination of the Employee by the Company without cause.

         12. Representation by the Employee. The Employee hereby warrants and represents to the Company that he is not bound by or subject to any sort of restriction which would prohibit him from accepting employment with the Company, such as a restrictive covenant, non-interference or non-competition agreement related to his previous employment position or positions.

         13. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as it deems expedient or necessary.

         14. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         15. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


                        If to the Company:   515 Pennsylvania Avenue
                                             Fort Washington, PA 19034
                                       Attn: Chief Executive Officer
                           with copy to:    Joshua Gindin, Esquire
                                            General Counsel
                                            [same address as above]

                           If to the Employee:
                                               __________________________

                                               __________________________




Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change its address for the foregoing purposes by giving the other parties hereto notice in the manner herein set forth.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Canada.

         17. Contents of Contract; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Company may assign its rights hereunder to any of its wholly owned subsidiaries without the Employee's consent, provided, however, that the Company shall not relocate the primary work place of the Employee or change the duties of the Employee hereunder, such work place being the Company's Montreal office.

         18. Prior Employment Agreements. The Employee and the Company hereby acknowledge that this Agreement shall supersede any existing employment agreement that the Employee has with FCA or the Company.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

Attest:                              NCO Financial systems, Inc.



__________________________________[SEAL]     BY:_______________________________


Witness:



________________________________                _______________________________

                                                Robert DiSante

                                   EXHIBIT "A"

                              EMPLOYEE COMPENSATION
                                 ROBERT DISANTE


A. Base Salary: The Employee shall, during the Term, be paid an annual base salary (the "Base Salary") Two Hundred Thousand Canadian Dollars (C$200,000). The Base Salary shall be payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.

B. Bonus: In addition to the Base Salary, so long as the Employee satisfies the duties and obligations of his employment and the International division attains certain financial goals as established by the Company, the Employee shall be entitled to receive an annual bonus in an amount up to Fifty Thousand Canadian Dollars (C$50,000).

C. Stock Option Plan: The Employee, as part of his employment by the Company, has received at the time his employment commenced, an option to purchase up to 25,000 shares of the common stock of the Company, at a price of $21.00 per share, in accordance with the Company's Employee Stock Option Plan.